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                                                                EXHIBIT H(1)(ii)

                           FORM OF AMENDMENT NO. 2 TO

                                    EXHIBIT A

                              DELAWARE POOLED TRUST
                                  (THE "TRUST")

                         SHAREHOLDERS SERVICES AGREEMENT


         THIS EXHIBIT to the Shareholder Services Agreement between Delaware Pooled Trust and Delaware Service Company, Inc. ("DSC") entered into as of the__ day of____________, ________________ (the "Agreement") lists the Portfolios for which DSC provides services as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent pursuant to this Agreement and the date on which the Agreement became effective for each Portfolio.



Fund Name                                                  Effective Date
---------                                                  --------------

The Large-Cap Value Equity Portfolio                      December 15, 1999
The Large-Cap Growth Equity Portfolio                     September ___, 2000
The Core Equity Portfolio                                 December 15, 1999
The Balanced Portfolio                                    December 15, 1999
The Equity Income Portfolio                               December 15, 1999
The Select Equity Portfolio                               December 15, 1999
The Mid-Cap Growth Equity Portfolio                       December 15, 1999
The Small-Cap Value Equity Portfolio                      December 15, 1999
The Small-Cap Growth Equity Portfolio                     December 15, 1999
The Real Estate Investment Trust Portfolio                December 15, 1999
The Real Estate Investment Trust Portfolio II             December 15, 1999
The Global Equity Portfolio                               December 15, 1999
The International Equity Portfolio                        December 15, 1999
The Labor Select International Equity Portfolio           December 15, 1999
The Emerging Markets Portfolio                            December 15, 1999
The International Small-Cap Portfolio                     December 15, 1999
The International Large-Cap Equity Portfolio              December 15, 1999
The All-Cap Growth Equity Portfolio                       February 28, 2000
The Intermediate Fixed Income Portfolio                   December 15, 1999
The Aggregate Fixed Income Portfolio                      December 15, 1999
The High-Yield Bond Portfolio                             December 15, 1999
The Diversified Core Fixed Income Portfolio               December 15, 1999
The Global Fixed Income Portfolio                         December 15, 1999
The International Fixed Income Portfolio                  December 15, 1999